Contact:

Keting Lin, IR Associate
Alliance Fiber Optic Products, Inc.	April 24, 2014
408-736-6900 x188
Email: klin@afop.com

AFOP REPORTS RECORD QUARTERLY SALES AND PROFITS IN Q1 2014
GUIDANCE FOR YEAR-OVER-YEAR INCREASES OF 31% IN Q2 2014

Sunnyvale, CA – April 24, 2014 - Alliance Fiber Optic Products, Inc. (Nasdaq GM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the fiber optic communication market, today reported its financial results for the first quarter ended March 31, 2014.

Revenues for the first quarter of 2014 were $24,882,000, a 105% increase from revenues of $12,153,000 reported in the first quarter of 2013, and a 14% increase from revenues of $21,804,000 reported in the fourth quarter of 2013.

Net income for the quarter ended March 31, 2014 rose to $5,015,000, or $0.27 per share, compared to net income of $1,850,000, or $0.11 per share, for the first quarter of 2013, and net income of $7,055,000, or $0.38 per share, for the fourth quarter of 2013. Included in net income for the fourth quarter of 2013 was a one-time tax benefit of approximately $2.3 million. Excluding this tax benefit, net income was $4,720,000, or $0.26 per share, in the fourth quarter of 2013.

Gross margin for the quarter ended March 31, 2014 increased to 40%, compared to 36% in the year ago quarter and 39% in the fourth quarter of 2013. Operating margin for the quarter ended March 31, 2014 increased to 26%, compared to 14.5% in the year ago quarter and 24% in the fourth quarter of 2013.

Non-GAAP net income for the quarter ended March 31, 2014 was $6,391,000, or $0.35 per share, compared to non-GAAP net income of $2,130,000, or $0.12 per share, for the first quarter of 2013, and non-GAAP net income of $5,383,000, or $0.29 per share, for the fourth quarter of 2013.

Non-GAAP gross margin for the quarter ended March 31, 2014 was 41%, compared to 37% in the year ago quarter and 40% in the fourth quarter of 2013. Non-GAAP operating margin for the quarter ended March 31, 2014 was 29%, compared to 17% in the year ago quarter and 27% in the fourth quarter of 2013.

Peter Chang, President and Chief Executive Officer, commented, “Thanks to the support of our customers and the effort by our Asia operations, we were able to deliver record quarterly revenue, which exceeded our previous guidance, during a normally slower season which includes the Chinese New Year holiday. In addition to the record quarterly revenue, we continued to improve our quarterly financial performance with record gross margin, operating margin and profits.”

“While data bandwidth demands continue to increase and the next growth cycle in the fiber optics industry is emerging, we are encouraged by the prospect of business growth in the coming years, and with the progress we made serving our customers and extending our product technology in recent quarters. Based on input from our customers and current orders, we expect revenues in the coming quarter to be above $25 million, which will be a new record for quarterly sales and will represent a 31% increase from the year ago quarter.” concluded Mr. Chang.

Conference Call

Management will host a conference call at 1:30 p.m. PT on April 24, 2014 to discuss AFOP’s first quarter 2014 financial results as well as the outlook for the second quarter of 2014. Please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 19751761. AFOP will also provide a live webcast of its first quarter 2014 conference call at AFOP’s website: www.afop.com. The webcast replay will be available on AFOP’s website 90 minutes after the live conference call.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, data center, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, splitters, thin film CWDM and DWDM components and modules, and optical attenuators. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue levels and the time periods thereof, our business prospects, demand for our products and sources of demand, and our expectations for growth in the fiber optic industry, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwidth, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers or customer orders, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity and demand for bandwidth, the success of cost control initiatives, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Annual Report on Form 10-K for the year ended December 31, 2013. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Revenues	$24,882	$21,804	$12,153

Cost of revenues	14,968	13,230	7,745
Gross profit	9,914	8,574	4,408

Operating expenses:
Research and development	1,108	1,006	813
Selling, marketing and administrative	2,336	2,337	1,828
Total operating expenses	3,444	3,343	2,641

Income from operations	6,470	5,231	1,767
Interest and other income, net	147	239	133
Income before benefit (provision) for income taxes	$6,617	$5,470	$1,900
Benefit (provision) for income taxes	(1,602)	1,585	(50)
Net income	$5,015	$7,055	$1,850

Net income per share
Basic	$0.27	$0.38	$0.11
Diluted	$0.26	$0.37	$0.10

Weighted average shares outstanding
Basic	18,422	18,382	17,190
Diluted	19,070	19,198	17,812

Included in costs and expenses above:
Stock-based compensation expense
Cost of revenue	$176	$158	$35
Research and development	83	83	33
Selling, marketing and administrative	458	422	212
Total	$717	$663	$280

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,
	2014	2013
ASSETS
Current assets:
Cash and short-term investments	$51,350	$46,679
Accounts receivable, net	13,961	11,566
Inventories	10,330	10,630
Deferred tax asset	5,378	6,036
Other current assets	1,815	1,745
Total current assets	82,834	76,656

Long-term investments	10,498	10,453
Property and equipment, net	13,069	13,258
Other assets	178	198
Total assets	$106,579	$100,565

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,761	$11,657
Accrued expenses and other current liabilities	7,649	7,134
Total current liabilities	19,410	18,791
Long-term liabilities	601	600
Total liabilities	20,011	19,391
Stockholders' equity	86,568	81,174
Total liabilities and stockholders' equity	$106,579	$100,565

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Reconciliations from GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Gross Profit Reconciliation
GAAP gross profit	$9,914	$8,574	$4,408
Stock-based compensation expense	176	158	35
Adjusted (non-GAAP) gross profit	$10,090	$8,732	$4,443
Adjusted (non-GAAP) gross margin	40.6%	40.0%	36.6%
Operating Expense Reconciliation
GAAP operating expenses	$3,444	$3,343	$2,641
Stock-based compensation expense	541	505	245
Adjusted (non-GAAP) operating expenses	$2,903	$2,838	$2,396
Income from Operations Reconciliation
GAAP income from operations	$6,470	$5,231	$1,767
Adjustments related to gross profit	176	158	35
Adjustments related to operating expense	541	505	245
Adjusted (non-GAAP) income from operations	$7,187	$5,894	2,047
Adjusted (non-GAAP) operating margin	28.9%	27.0%	16.8%
Net Income Reconciliation
GAAP net income	$5,015	$7,055	$1,850
Adjustments related to gross profit	176	158	35
Adjustments related to operating expense	541	505	245
Income tax provision adjustments	659	(2,335)	-
Adjusted (non-GAAP) net income	$6,391	$5,383	$2,130
Weighted average shares outstanding
Basic	18,422	18,382	17,190
Diluted	19,070	19,198	17,812
Net Income per Common Share - Basic:
GAAP as reported	$0.27	$0.38	$0.11
Non-GAAP as adjusted	$0.35	$0.29	$0.12
Net Income per Common Share - Diluted:
GAAP as reported	$0.26	$0.37	$0.10
Non-GAAP as adjusted	$0.34	$0.28	$0.12
Non-GAAP EBITDA
Non-GAAP net income	$6,391	$5,383	$2,130
Depreciation expense	684	662	452
Interest income	(178)	(178)	(159)
Income tax expense	944	750	50
Non-GAAP EBITDA	$7,841	$6,617	$2,473

Use of Non-GAAP Financial Information
The company provides Non-GAAP gross margin, Non-GAAP net income, Non-GAAP basic and diluted net income per share and EBITDA, as supplemental information. In computing these non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense and income tax provision adjustments. In computing EBITDA, the company also excludes interest income, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.